Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Third Quarter 2018 Results

For Release October 30, 2018

•                  Net income of $16.7 million increased by 60% compared with September 30, 2017

•                  Earnings of $0.55 per common share increased by 22% compared with September 30, 2017

•                  Loans Receivable of $1.9 billion increased by 39% compared with December 31, 2017

•                  Total assets of $3.8 billion, increased by $413.8 million, or 12%, compared with December 31, 2017

•                  Return on average assets of 1.75% and 1.74% for three and nine months ended September 30, 2018, respectively

•                  Closed on its acquisition of Farmers-Merchants Bank of Paxton, Illinois on October 1, 2018

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported third quarter 2018 net income of $16.7 million, or $0.55 per common share, compared with $10.5 million, or $0.45 per common share in the third quarter of 2017.

The Company also reported net income of $47.5 million for the nine months ended September 30, 2018, a 38% increase compared with $34.4 million in the comparable period of 2017.  Earnings per common share of $1.57 for the nine months ended September 30, 2018 compared with $1.50 per common share, on a 7.5 million lower share count, in the comparable period of 2017.

“Our third quarter results continued to demonstrate our commitment to delivering sustainable growth that sets us apart in the marketplace,” said Michael Petrie, Chairman and CEO of Merchants. “As we navigate a higher interest rate environment, we also remain confident in our ability to deliver products and services that will reinforce the success of our differentiated business model,” added Petrie.

Total Assets

Total assets increased $413.8 million, or 12%, to $3.8 billion at September 30, 2018, compared with $3.4 billion at December 31, 2017. The increase was due primarily to loan growth.  Return on average assets was 1.75% for the three months ended September 30, 2018, compared with 1.32% for the three months ended September 30, 2017.

Total loans receivable before allowance for loan losses increased $542.4 million, or 39%, to $1.9 billion at September 30, 2018, compared with $1.4 billion at December 31, 2017. This increase was primarily a result of growth in multi-family and healthcare financing, as well as mortgage warehouse lines of credit.

Asset Quality

The allowance for loan losses increased by $2.9 million, to $11.2 million, at September 30, 2018, compared with $8.3 million at December 31, 2017, reflecting growth in loans held for investment.  Non-performing loans were just $1.9 million, or 0.10% of total loans at September 30, 2018, compared with $3.1 million, or 0.23% of total loans at December 31, 2017.

Total Deposits

Total deposits increased $358.8 million, or 12%, to $3.3 billion at September 30, 2018, compared with $2.9 billion at December 31, 2017. The increase was due primarily to growth in demand deposits and certificates of deposit and during the quarter.   Total brokered deposits decreased by 10%, to $843.7 million, or 26% of total deposits at September 30, 2018, compared with 32% at December 31, 2017.

Interest Income

Interest income increased $11.6 million, or 44%, to $37.6 million for the three months ended September 30, 2018, compared with $26.0 million for the three months ended September 30, 2017. This increase was due to both loan growth and higher loan yields.  The average balance of loans, including loans held for sale, during the three months ended September 30, 2018, increased by $577.4 million, or 27%, to $2.7 billion, compared with $2.1 billion for the three months ended September 30, 2017.  The average yield on loans increased 59 basis points, to 4.75%, for the three months ended September 30, 2018, compared with 4.16% for the three months ended September 30, 2017.

Interest Expense

Total interest expense increased $6.5 million, or 85%, to $14.1 million for the three months ended September 30, 2018, compared with the three months ended September 30, 2017. Interest expense on deposits increased $6.0 million, or 106%, to $11.7 million for the three months ended September 30, 2018, compared with the three months ended September 30, 2017. The increase in the cost of deposits was due primarily to the overall increase in interest rates since last year, but also the higher volume of certificates of deposits. There was a 75 basis point increase in the average cost of interest-bearing deposits, to 1.80%, for the three months ended September 30, 2018, compared with 1.05% for the same period in 2017, and an increase in the average balance of interest-bearing deposits of $444.6 million, or 21%, to $2.6 billion for the three months ended September 30, 2018.

Net Interest Income

Net interest income increased $5.1 million, or 28%, to $23.5 million for the three months ended September 30, 2018 compared to the three months ended September 30, 2017.  The increase was primarily due to the growth in loans and loans held for sale, partially offset by a 4 basis point decrease in our interest rate spread, to 1.94%, for the three months ended September 30, 2018, from 1.98% for the three months ended September 30, 2017.   The net interest margin increased 15 basis points to 2.53% for the three months ended September 30, 2018, from 2.38% for the three months ended September 30, 2017.

Noninterest Income

Noninterest income increased by $3.9 million, or 48%, to $11.9 million for the three months ended September 30, 2018, compared with the three months ended September 30, 2017. The increase was primarily due to a $1.9 million increase in loan servicing fees that was positively impacted by a $500,000 fair market value adjustment in mortgage servicing rights.  Gain on sale of loans increased $1.6 million, primarily associated with multi-family loan sales in the secondary market.

Noninterest Expense

Noninterest expense increased $3.5 million, or 39%, to $12.4 million for the three months ended September 30, 2018, compared with $8.9 million for the three months ended September 30, 2017.  The increase was due primarily to a $2.5 million, or 47%, increase in salaries and employee benefits.  The increase in salaries and employee benefits was due primarily to an increase in the number of employees resulting from business growth, higher commissions related to higher multi-family volume, and additional hiring associated with becoming a publicly traded company.  Despite the increase in salaries and benefits, the efficiency ratio remained relatively stable, at 35.2% in the third quarter of 2018, compared with 33.8% for the third quarter of 2017.

Income Taxes

Income tax expense decreased $861,000 million, or 13%, to $5.6 million for the three months ended September 30, 2018, compared with the three months ended September 30, 2017.  The decrease was due primarily to the lower tax rates under the recent federal income tax reform legislation, partially offset by a 32% increase in pre-tax income over the same period.  The effective tax rate was 25.0% for the three months ended September 30, 2018 compared with 38.1% for the three months ended September 30, 2017.

Segments

For the three months ended September 30, 2018, net income increased by 113% for Banking, 95% for Multi-family Mortgage Banking, and 2% for Mortgage Warehousing, compared with the third quarter of 2017, as the Company continues to diversify its business mix.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking.  Merchants Bancorp, with $3.8 billion in assets and $3.3 billion in deposits as of September 30, 2018, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp. (formally known as P/R Mortgage and Investment Corp. prior to October 1, 2018), Farmers-Merchants Bank of Illinois (formerly known as Joy State Bank prior to October 22, 2018), RICHMAC Funding LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30,	December 31,
	2018	2017
Assets
Cash and due from banks	$20,069	$18,905
Interest-earning demand accounts	390,687	340,614
Cash and cash equivalents	410,756	359,519
Securities purchased under agreements to resell	6,913	7,043
Trading securities	74,116	140,837
Available for sale securities	269,709	408,371
Federal Home Loan Bank (FHLB) stock	7,608	7,539
Loans held for sale (includes $5,888 at fair value for 2018)	1,004,402	995,319
Loans receivable, net of allowance for loan losses of $11,243 and $8,311, respectively	1,905,859	1,366,349
Premises and equipment, net	10,846	5,354
Mortgage servicing rights	71,490	66,079
Interest receivable	12,289	8,326
Goodwill	5,302	3,902
Intangible assets, net	1,763	1,512
Other assets and receivables	25,896	22,983
Total assets	$3,806,949	$3,393,133
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest bearing	$336,940	$620,700
Interest bearing	2,965,429	2,322,861
Total deposits	3,302,369	2,943,561
Borrowings	67,279	56,612
Deferred and current tax liabilities, net	12,859	12,422
Other liabilities	17,096	13,064
Total liabilities	3,399,603	3,025,659
Commitments and Contingencies
Shareholders’ Equity
Common stock, without par value Authorized - 50,000,000 shares Issued and outstanding - 28,694,036 shares at September 30, 2018 and 28,685,167 shares at December 31, 2017	135,021	134,891
Preferred stock - $1,000 per share, without par value Authorized - 5,000,000 shares Issued and outstanding - 41,625 shares	41,581	41,581
Retained earnings	232,041	192,008
Accumulated other comprehensive loss	(1,297)	(1,006)
Total shareholders’ equity	407,346	367,474
Total liabilities and shareholders’ equity	$3,806,949	$3,393,133

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Interest Income
Loans	$32,056	$22,016	$85,458	$56,821
Investment securities:
Trading	1,299	1,300	3,777	4,124
Available for sale	1,541	1,259	4,708	3,175
Federal Home Loan Bank stock	87	80	297	240
Other	2,594	1,351	6,498	3,117
Total interest income	37,577	26,006	100,738	67,477
Interest Expense
Deposits	11,670	5,659	28,427	14,170
Borrowed funds	2,425	1,957	6,515	5,662
Total interest expense	14,095	7,616	34,942	19,832
Net interest income	23,482	18,390	65,796	47,645
Provision for loan losses	617	592	3,021	1,072
Net Interest Income After Provision for Loan Losses	22,865	17,798	62,775	46,573
Noninterest Income
Gain on sale of loans	8,825	7,204	27,548	27,813
Loan servicing fees, net	1,851	(83)	4,084	2,301
Mortgage warehouse fees	778	749	1,948	2,007
Other income	453	186	1,270	652
Total noninterest income	11,907	8,056	34,850	32,773
Noninterest Expense
Salaries and employee benefits	7,842	5,350	21,597	14,417
Loan expenses	1,254	1,119	3,512	3,072
Occupancy and equipment	736	326	2,062	1,080
Professional fees	590	561	1,755	1,091
Deposit insurance expense	269	230	751	704
Technology expense	412	325	996	831
Other expense	1,346	1,031	4,046	2,649
Total noninterest expense	12,449	8,942	34,719	23,844
Income Before Income Taxes	22,323	16,912	62,906	55,502
Provision for income taxes	5,584	6,445	15,454	21,147
Net Income	$16,739	$10,467	$47,452	$34,355
Dividends on preferred stock	(833)	(833)	(2,498)	(2,497)
Net Income Allocated to Common Shareholders	15,906	9,634	44,954	31,858
Basic Earnings Per Share	$0.55	$0.45	$1.57	$1.50
Diluted Earnings Per Share	$0.55	$0.45	$1.57	$1.50
Weighted-Average Shares Outstanding
Basic	28,694,036	21,310,199	28,692,591	21,180,384
Diluted	28,727,822	21,328,237	28,719,740	21,193,857
Dividends Per Share	$0.06	$0.05	$0.18	$0.15

Key Operating Results

(Unaudited)

($ in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Noninterest Expense	12,449	12,000	8,942	34,719	23,844

Net Interest Income (before provision for losses)	23,482	22,206	18,390	65,796	47,645
Noninterest Income	11,907	11,630	8,056	34,850	32,773
Total Income	35,389	33,836	26,446	100,646	80,418

Efficiency Ratio	35.18%	35.47%	33.81%	34.50%	29.65%

Average Assets	3,829,172	3,684,225	3,178,887	3,627,861	2,895,743
Net Income	16,739	15,652	10,467	47,452	34,355
Return on Average Assets before annualizing	0.44%	0.42%	0.33%	1.31%	1.19%
Annualization factor	4.00	4.00	4.00	1.33	1.33
Return on Average Assets	1.75%	1.70%	1.32%	1.74%	1.58%

Return on Average Tangible Common Equity (1)	17.92%	17.41%	19.92%	17.52%	23.38%

Tangible Book Value Per Common Share (1)	$12.50	$11.99	$9.03	$12.50	$9.03

Tangible Common Equity/Tangible Assets (1)	9.44%	9.11%	6.01%	9.44%	6.01%

(1) Non-GAAP financial measure - see “Reconciliation of Non-GAAP Measures”

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Net Income	16,739	15,652	10,467	47,452	34,355
Less: Preferred Stock Dividends	(833)	(832)	(833)	(2,498)	(2,497)
Net Income Available to Common Shareholders	15,906	14,820	9,634	44,954	31,858

Average Shareholders Equity	403,757	389,069	237,009	389,760	223,824
Less: Average Goodwill & Intangibles	(7,120)	(7,031)	(1,981)	(6,961)	(1,015)
Less: Average Preferred stock	(41,581)	(41,581)	(41,581)	(41,581)	(41,581)
Average Tangible Common Shareholder’s Equity	355,056	340,457	193,447	341,218	181,228

Annualization Factor	4.00	4.00	4.00	1.33	1.33
Return on Average Tangible Common Equity	17.92%	17.41%	19.92%	17.52%	23.38%

Total Equity	407,346	392,919	243,285	407,346	243,285
Less: Goodwill and Intangibles	(7,065)	(7,208)	(7,604)	(7,065)	(7,604)
Less: Preferrd Stock	(41,581)	(41,581)	(41,581)	(41,581)	(41,581)
Tangible Common Equity	358,700	344,130	194,100	358,700	194,100

Assets	3,806,949	3,786,682	3,237,485	3,806,949	3,237,485
Less: Goodwill and Intangibles	(7,065)	(7,208)	(7,604)	(7,065)	(7,604)
Tangible Assets	3,799,884	3,779,474	3,229,881	3,799,884	3,229,881

Ending common shares	28,694,036	28,694,036	21,497,667	28,694,036	21,497,667

Tangible Book Value per Common Share	$12.50	$11.99	$9.03	$12.50	$9.03
Tangible Common Equity/Tangible Assets	9.44%	9.11%	6.01%	9.44%	6.01%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Int.	Rate	Balance	Int.	Rate	Balance	Int.	Rate
Assets:

Interest bearing deposits	$510,115	$2,681	2.09%	$517,594	$2,219	1.72%	$412,663	$1,431	1.38%
Securities available for sale	355,564	1,541	1.72%	407,896	1,625	1.60%	406,517	1,259	1.23%
Trading securities	137,351	1,299	3.75%	175,876	1,489	3.40%	152,799	1,300	3.38%
Loans and loans held for sale	2,677,449	32,056	4.75%	2,451,061	28,790	4.71%	2,100,028	22,016	4.16%
Total Interest Earning Assets	3,680,479	37,577	4.05%	3,552,427	34,123	3.85%	3,072,007	26,006	3.36%
Allowance for loan losses	(10,695)			(9,986)			(7,073)
Noninterest earning assets	159,388			141,784			113,953

Total assets	$3,829,172			$3,684,225			$3,178,887

Liabilities/Equity:

Interest bearing checking	838,530	4,428	2.10%	783,798	3,285	1.68%	623,893	1,757	1.12%
Savings deposits	148,348	109	0.29%	264,343	190	0.29%	344,922	223	0.26%
Money market	856,811	4,294	1.99%	796,217	3,265	1.64%	866,010	2,787	1.28%
Certificates of deposit	732,004	2,839	1.54%	708,525	3,001	1.70%	296,288	892	1.19%
Total interest bearing deposits	2,575,693	11,670	1.80%	2,552,883	9,741	1.53%	2,131,113	5,659	1.05%

Borrowings	74,227	2,425	12.96%	69,430	2,176	12.57%	64,509	1,957	12.04%
Total Interest Bearing Liabilities	2,649,920	14,095	2.11%	2,622,313	11,917	1.82%	2,195,622	7,616	1.38%

Noninterest bearing deposits	748,312			643,334			715,346
Noninterest bearing liabilities	27,183			29,509			30,910

Total liabilities	3,425,415			3,295,156			2,941,878

Equity	403,757			389,069			237,009

Total liabilities and equity	$3,829,172			$3,684,225			$3,178,887

Net Interest Income		$23,482			$22,206			$18,390

Interest Rate Spread			1.94%			2.03%			1.98%

Net Interest Earning Assets	$1,030,559			$930,114			$876,385

Net Interest Margin			2.53%			2.51%			2.38%

Average Interest Earning Assets to Average Interest Bearing Liabilities			138.89%			135.47%			139.92%

Segment Results

(Unaudited)

($ in thousands)

	Net Income		Net Income
	Three Months Ended		Nine Months Ended		Total Assets
	September 30,		September 30,		September 30,	December 31,
	2018	2017	2018	2017	2018	2017
Segment
Multi-family Mortgage Banking	$4,863	$2,490	$15,112	$13,790	$152,035	$134,390
Mortgage Warehousing	5,654	5,546	16,058	13,964	1,624,375	1,352,748
Banking	7,101	3,339	19,566	8,793	2,010,485	1,889,140
Other	(879)	(908)	(3,284)	(2,192)	20,054	16,855
Total	$16,739	$10,467	$47,452	$34,355	$3,806,949	$3,393,133